The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We consent to the use of our report dated September 18, 1998 related to the Consolidated Balance Sheet of Inland Retail Real Estate Trust, Inc. as of September 18, 1998, our report dated February 15, 2000 related to the Consolidated Financial Statements of Inland Retail Real Estate Trust, Inc. as of and for the year ended December 31, 1999, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1998, our report dated April 30, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1998, our report dated October 20, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1997, our report dated July 2, 1999, related to the Historical Summary of Gross Income and Direct Operating Expenses of Town Center Commons for the period from January 1, 1999 through March 31, 1999, our report dated March 18, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Boynton Commons Shopping Center for the year ended December 31, 1998, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1998, our report dated April 30, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1997, our report dated August 26, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Bridgewater Marketplace for the period from January 1, 1999 through June 30, 1999, our report dated August 30, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Bartow Marketplace for the year ended December 31, 1998, our report dated October 15, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Countryside Shopping Center for the year ended December 31, 1998, our report dated April 27, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Casselberry Commons for the year ended December 31, 1998, our report dated February 1, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Conway Plaza for the year ended December 31, 1999, our report dated April 15, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Pleasant Hill Square for the year ended December 31, 1999, and our report dated June 26, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Gateway Market Center for the year ended December 31, 1999, incorporated herein by reference in Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 and to the reference to our firm under the heading "Experts" in the prospectus.

Chicago, Illinois
December 12, 2000